SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 1

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 9, 2001

U.S. WIRELESS DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22848
(Commission File Number)

84-1178691
(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of principal executive
offices including zip code)

(212) 750-7766
     (Registrant's telephone number,
including area code)

(Former name or former address, if changed since last report)

Item 4. Change in Registrant’s Certifying Accountant.

        This Amendment No. 1 hereby amends information contained in Item 4 of the Current Report on Form 8-K filed by U.S. Wireless Data, Inc. with the Securities Exchange Commission, dated October 9, 2001 relating to the Change in Registrant’s Certifying Accountants.

        As of October 9, 2001, the Board of Directors of U.S. Wireless Data, Inc. (the “Company”) approved the dismissal of M.R. Weiser & Co., LLP (“M.R. Weiser”) as the Company’s independent accountants and the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent accountants. The reports of M.R. Weiser on the Company’s financial statements as of and for the fiscal years ended June 30, 2000 and June 30, 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the Company’s fiscal years ended June 30, 2000, June 30, 2001 and the subsequent interim period preceding the dismissal there were no disagreements between the Company and M.R. Weiser concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M.R. Weiser, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

        The Company did not consult with Deloitte during the Company’s fiscal years ended June 30, 2000 and June 30, 2001 on the application of accounting principles to a specified transaction; the type of opinion that might be rendered on the Company’s financial statements; any accounting, auditing or financial reporting issue; or any item that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-B.

        The Company provided M.R. Weiser with a copy of the disclosures contained herein and has filed as an exhibit hereto the response of M.R. Weiser to the disclosures set forth in this section.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial statements of business acquired: Not applicable

        (b)    Pro forma financial information: Not applicable

        (c)    Exhibits:

                 No.                               Exhibit

16.1	Letter of M.R. Weiser & Co., LLP, 16.1 dated October 22, 2001, pursuant to Section 304(a)(3) of Regulation S-B of the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             U.S. WIRELESS DATA, INC.
                                                                                   (Registrant)

Dated         October 22, 2001                           By: /s/ Rick J. DeVincenzo
                                                                               Name: Rick J. DeVincenzo
                                                                               Title: Senior Vice President and Chief Financial Officer